Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 28, 2020

Global Indemnity Group, LLC

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004

Re:	Global Indemnity Group, LLC

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Global Indemnity Group, LLC, a Delaware limited liability company (the “Company”), in connection with the post-effective amendment No. 1 filed on the date hereof to the registration statement on Form S-3 (File No. 333-225695) of the Company relating to the A Ordinary Shares of the Company (as successor to Global Indemnity Limited, a Cayman Islands exempted company, as successor to Global Indemnity Limited plc, an Irish public limited company) filed on June 18, 2018 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), relating to class A common shares of the Company, no par value (the “Class A Common Shares”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on July 5, 2018 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”) relating to the 2,500,000 shares of Class A Common Shares that may be issued to participants in the Amended and Restated Global Indemnity Limited, LLC 2018 Share Incentive Plan (as amended, the “Plan”) (i) upon the exercise of certain outstanding options to purchase the Class A Common Shares of the Company or (ii) in connection with the issuance of certain equity awards (“awards”), including stock options, restricted stock, and other share-based awards as authorized by the Plan.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Global Indemnity Group, LLC

August 28, 2020

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the prospectus, dated August 28, 2020, which forms a part of and is included in the Registration Statement;

(c) a copy of the Plan, certified pursuant to the Secretary’s Certificate;

(d) an executed copy of a certificate of Stephen W. Ries, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e) a copy of the Company’s Certificate of Formation certified by the Secretary of State of the State of Delaware as of August 24, 2020, and certified pursuant to the Secretary’s Certificate;

(f) a copy of the Company’s Amended and Restated Limited Liability Company Agreement, dated as of June 16, 2020, as amended and in effect as of August 25, 2020 and certified pursuant to the Secretary’s Certificate;

(g) a copy of the Company’s Second Amended and Restated Limited Liability Company Agreement, dated as of August 28, 2020, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate (the “Second Amended and Restated LLC Agreement” and, together with the Certificate of Formation, the “Organizational Documents”);

(h) a copy of a written consent of the sole member of the Company, adopted on July 16, 2020, certified pursuant to the Secretary’s Certificate; and

(i) a copy of certain resolutions of the Board of Directors of the Company, adopted on August 25, 2020, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had or will have the power,

Global Indemnity Group, LLC

August 28, 2020

limited liability company or other, to enter into and perform all obligations thereunder, and we also have assumed the due authorization by all requisite action, limited liability company or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Second Amended and Restated LLC Agreement is the only limited liability company agreement, as defined under the Delaware Limited Liability Company Act (the “DLLCA”), of the Company, and that the Company has, and since the time of its formation has had, at least one validly admitted and existing member of the Company and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Company or the Board of Directors or members, that would result in the liquidation, dissolution or winding-up of the Company, (ii) no event has occurred that has adversely affected the good standing of the Company under the laws of its jurisdiction of formation, and the Company has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing, and (iii) no grounds exist for the revocation or forfeiture of the Second Amended and Restated Certificate of Formation. Further, we have assumed that, at the time of issuance and delivery of the Shares, (i) each agreement setting forth the terms of each grant under the Plan will be consistent with the Plan and will be duly authorized and validly executed and delivered by the parties thereto, (ii) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary limited liability company action to approve the issuance such Class A Common Shares and related matters and appropriate officers of the Company, as applicable, have taken all related action as directed by or under the direction of the Board of Directors, and (iii) the issuance of the Class A Common Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents). As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the DLLCA.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Class A Common Shares when issued to the participants in accordance with the terms and conditions of the Certificate of Formation, the Plan and the applicable award agreement for consideration paid or delivered in an amount at least equal to the par value of such Class A Common Shares, the Class A Common Shares will be validly issued, fully paid and under the DLLCA, the holders of the Class A Common Shares will have no obligation to make further payments for the purchase of such Class A Common Shares or contributions to the Company solely by reason of their ownership of such Class A Common Shares except for their obligation to repay any funds wrongfully distributed to them.

Global Indemnity Group, LLC

August 28, 2020

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY